                                                                   EXHIBIT 10.14

                       [LETTERHEAD OF FRANKLIN TELECOM]


                                 May 16, 1997

Agreement to replace the Joint Venture arrangement between FTC and StarComm, dated May 23, 1996:

1. FTC will reimburse StarComm $7,000 for costs directly incurred for development of the ICM-4 and ICM-4DC cards.

2. FTC will purchase 70% of the ICM-4 and ICM-4DC cards from StarComm at material and assembly cost plus 20% (this is to keep FTC production ready). If StarComm is unable to perform, or meet demand, FTC will retain the right to produce the boards internally with no commission to StarComm.

3. StarComm will provide FTC an all inclusive manufacturing package including, but limited to, all microcode, bill of materials, drawings, artwork and list of material vendors for parts purchased to manufacture the ICM-4 and ICM-4DC. The microcode will be constantly reviewed and updated by StarComm.

4. StarComm can purchase D-Mark and Cyclone systems for resale from FTC at material and assembly cost plus 30%.

5. All purchases between the two companies will be on a P.O., net 30 day payment term basis.

6. StarComm will normally not to sell the base ICM-4 and ICM-4DC cards directly to customers, so as to not create a competitive situation. However, if StarComm identifies a large quantity sales situation, which is non competitive in nature, then StarComm may sell direct with FTC approval and pay FTC a 20% commission on sales price.

7. StarComm and its employees will not compete. See the Non Competition of even date. Under this agreement, the ICM-4 and the ICM-4DC become the property of Franklin Telecom. StarComm will maintain a copy of the drawings, artwork and firmware associated with the production of these products as it does the confidential property of all customers. Franklin confidential information will not be disclosed or offered for sale to other StarComm customers.

8. FTC will own the underlying designs to the ICM-4 and ICM-4DC.

9. If FTC purchases StarComm in the future, this agreement will dissolve and become part of the acquisition agreement.

Sincerely,



/s/ Frank W. Peters
--------------------------------------
Frank W. Peters, President of Franklin


If this is agreeable to you please sign below.



/s/ Phil Sutter
--------------------------------------
Phil Sutter, President of StarComm